Exhibit 10.1

THEODORE K. ZAMPETIS

AMENDED AND RESTATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Amended and Restated Agreement (the “Agreement”) is made effective January 1, 2005 (although signed at a later date) by and between SHILOH INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as “Company”) and THEODORE K. ZAMPETIS, a key employee of Company (hereinafter referred to as “Participant”).

RECITALS

WHEREAS, the Participant is the Chief Executive Officer of the Company pursuant to the terms and conditions of a certain employment agreement dated February 1, 2002 with the Company (the “Employment Agreement”); and

WHEREAS, simultaneously with the Participant becoming employed by the Company, the Company adopted a non-qualified retirement plan and agreement for the benefit of the Participant, such plan and agreement known as the Theodore K. Zampetis Supplemental Executive Retirement Plan (the “Plan” or sometimes the “Agreement”); and

WHEREAS, the Plan and the Agreement fulfilled the obligations of the Company pursuant to Section 4.01(b) of the Employment Agreement;

WHEREAS, as a result of the American Jobs Creation Act of 2004, (“Act”), the Company and the Participant desire to make certain changes to the Plan so that the Plan complies with Internal Revenue Code Section 409A, as amended (“Code”); and

WHEREAS, the Company and the Participant agree that rather than amend certain sections of the Plan to comply with the Code and the Act, that the entire Plan shall be amended and restated as provided herein so as to comply with the Code and the Act (such amended and restated Plan hereinafter referred to as the “Plan” or the “Agreement”).

NOW, THEREFORE, in consideration of the Participant’s employment with the Company and the services to be performed in the future for the Company and based upon the mutual promises and covenants herein contained, including the mutual desire of the parties hereto to have the Plan comply with the Act and the Code, Company and Participant agree as follows (all capitalized terms shall have the meaning assigned in the body of this Agreement and, to the extent not defined at the time of first use, all capitalized terms, words and phrases shall have the meanings assigned in Section V hereinafter or as applicable, the Employment Agreement):

SECTION I

BENEFITS

Upon the happening of an event described in Sections 1.1, 1.2, 1.3 or 1.4 below, the Company shall pay in a lump sum payment to the Participant from the Deferred Benefit Account, at the time set forth in such applicable section, the amount specified in such applicable section.

1.1 Normal Benefit. On January 31, 2007 (the “Specified Date” or sometimes hereinafter the “Payout Date”), which is the last day of the Initial Term of the Employment Agreement, the Participant shall be entitled to the Deferral Benefit in his Deferred Benefit Account. Payment of the Deferral Benefit from the Deferred Benefit Account shall be made to the Participant in one lump sum amount. The lump sum payment of the Deferral Benefit to the Participant on the Specified Date as provided above or on the Specified Date due to the earlier termination of employment of the Participant from the Company under Section 1.4 as a result of a Change in Control at the Company as defined herein, shall be made by the Company to the Participant within five (5) business days after the Specified Date.

1.2 Death. Upon the death of Participant, prior to receiving the Deferral Benefit in one lump sum payment as set forth in Section 1.1 above, the Participant’s Beneficiary shall receive from the Deferred Benefit Account, within ninety (90) days of the date of the death of the Participant, the Deferral Benefit.

1.3 Disability. In the event Participant becomes Disabled as defined in Section 5.6 hereof, Participant shall, within ninety (90) days thereafter, receive from the Deferred Benefit Account, a lump sum payment amount equal to the amount in the Deferred Benefit Account.

1.4 Termination of Employment. If Participant’s employment with the Company is terminated prior to the Payout Date by the Company without Cause or by the Participant for Good Reason (as both terms are defined in the Employment Agreement), Participant shall remain in the Plan and shall continue to accrue and be eligible for the Deferral Benefit hereunder. Payment of the Deferral Benefit from the Deferred Benefit Account to the Participant shall be in a lump sum amount and shall commence in accordance with the terms of Sections 1.1 and 1.2 above and the next sentence of this Section 1.4. Notwithstanding the above, any lump sum payment of the Deferral Benefit to the Participant due to an event described in Section 1.4 which is not the result of a Change in Control at the Company, as defined herein, shall not be made earlier than six (6) months after the Payout Date.

1.5 Other Termination of Employment. If the Participant’s employment with the Company is terminated prior to the applicable Payout Date by the Company for Cause or by the Participant for other than Good Reason (as both terms are defined in the Employment Agreement), all benefits under this Plan including all amounts in the Deferred Benefit Account and the Deferral Benefit shall be forfeited by the Participant and the Plan shall terminate and all benefits accumulated under the Plan including the Deferral Benefit and all amounts in the Deferred Benefit Account shall be distributed to the Company.

1.6 The Trust. A Trust to be known as the Rabbi Trust for the Plan (the “Company Trust”) will be established pursuant to a Trust Agreement between the Company and the Trustee and is intended to be maintained as a “grantor trust” under Section 671 of the Internal Revenue Code of 1986 as amended. The assets of the Company Trust will be held, invested and disposed of by the Trustee in accordance with the terms of the Company Trust, for the exclusive purpose of paying Plan benefits to Participant or his Beneficiary as and when due under the Plan. The assets of the Company Trust shall at all times be subject to the claims of the Company’s general creditors in the event of the Company’s insolvency or bankruptcy. To the extent that Participant or Beneficiary has a right to receive payments of Plan benefits from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Simultaneously herewith, the Company Trust will be amended and restated so as to comply with the Code and the Act. A form of the amended and restated Company Trust is attached as Exhibit B.

1.7 Contributions and Expenses. The Company will, from time to time, make contributions to the Company Trust in accordance with the applicable Trust Agreement and the Plan. Benefits payable under the Plan are intended first to be paid from the Company Trust. To the extent the funds in the Company Trust are not sufficient (or are not paid by the Trustee), all Plan benefits shall be paid by the Company.

1.8 Trustee Duties. The powers, duties and responsibilities of the Trustee shall be as set forth in the Trust Agreement and nothing contained in the Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the Trustee. The Trustee shall make investments in the Trust as directed by the Company, consistent with the provisions of the Plan and the Trust Agreement. The Trustee may hold insurance policies, cash and other liquid investments in such amounts as the Company may deem appropriate.

1.9 Reversion of Trust Funds to Company. The Company shall have no beneficial interest in the Company Trust and no part of the Company Trust shall revert or be repaid to the Company, except as expressly provided in this Plan or the Trust Agreement which establishes the Company Trust.

SECTION II

DESIGNATION OF BENEFICIARY

2.1 (a) Designation Procedure. Participant may designate one beneficiary or several beneficiaries (such beneficiary or beneficiaries of Participant herein referred to as the “Beneficiary”) to receive any balance, or portion thereof, of his Plan benefits which may be payable under the Plan upon his death. To be effective, each designation must be in writing, signed and delivered to the Company by Participant prior to Participant’s death. Participant may name one or more primary beneficiaries and one or more secondary, contingent beneficiaries; provided that if Participant names more than one primary beneficiary, Participant shall designate the percentage payable to each. Participant may from time to time revoke or change his beneficiary designation without the consent of any Beneficiary by filing a new designation with the Company, and each change will revoke all prior designations of Beneficiary. The last such designation of Beneficiary received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. A Beneficiary Designation Form sample is attached hereto as Exhibit A.

(b) Absence of Designation. If no designation of Beneficiary is in effect at the time of Participant’s death, if no designated Beneficiary survives Participant, or if Participant’s designation of Beneficiary conflicts with law, then Participant’s estate shall be the Beneficiary entitled to receive all Plan benefits then unpaid. The Company may retain such unpaid Plan benefits, without liability for any interest thereon or other earnings or gains thereon, until the rights thereto are determined, or the Company may pay such unpaid Plan benefits, into any court of appropriate jurisdiction, and such payment shall completely discharge all liability of the Company for payment of Plan benefits.

(c) Payment to Minor or Incompetent Beneficiaries. In the event a deceased Participant’s Beneficiary is a minor, is legally incompetent, or cannot be located after reasonable effort, the Company will make payment to the court-appointed guardian or representative of such Beneficiary, or to a trust established for the benefit of such Beneficiary, as applicable.

(d) Judicial Determination. In the event the Company for any reason considers it improper to direct any payment as specified in this Section 2.1, it may have a court of competent jurisdiction determine to whom payments should be made, in which event all expenses incurred in obtaining such determination may be deducted from the unpaid Plan benefits or charged to the payee. Any such payment shall constitute a complete discharge of all liability of the Company to such Participant under the Plan.

2.2 Payment to Participant’s Representative. If a Participant is incompetent to handle his affairs as of any date designated by such Participant as a date on which payment of the Participant’s Plan benefits are to be made, the Company will make any payment due to such Participant to his court-appointed personal representative or, if none is appointed, the Company may in its discretion make payments to his spouse, a child, or a brother or sister, or any other person deemed by the Company to have incurred expenses for the care or maintenance of Participant, in such manner and proportions as the Company may determine; provided that the Company may request a court of competent jurisdiction to determine the payee, in which event all expenses incurred in obtaining the determination may be deducted from the unpaid Plan benefits or charged to the payee. Any such payment shall constitute a complete discharge of all liability of the Company to Participant under the Plan.

SECTION III

CLAIMS AND ADMINISTRATION

3.1 Fiduciary and Administrator. The Company will be the fiduciary and plan administrator under this Plan. The Board of Directors of the Company may authorize a person or group of persons to act as an administrative company of the Plan to fulfill the responsibilities of the Company as plan administrator.

3.2 Claims Procedure. When Participant or the Beneficiary believe that they have benefits which are not being properly credited, a written claim may be filed with the Board of Directors of the Company stating those benefits believed not to have been credited, the basis of the claim and the specific reference to pertinent Plan provisions on which the claim is based. Within ninety (90) days after the proper submission of a claim, the Company shall furnish the claimant with either an approval or a detailed written denial of his or her claim. If a claim is denied, such written denial shall contain:

(a) The specific reason or reasons for the denial;

(b) Specific reference to pertinent Plan provisions on which the denial is based;

(c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) Appropriate information as to the steps to be taken if the claimant wishes to submit the claim for further review.

If notice of denial of a claim is not furnished by the Company within the time specified above, the claim shall be deemed to have been denied.

If a claim is denied, either wholly or in part, then the claimant may request a full and fair review of the claim denial by the Company. To effect such a review, the claimant or his authorized agent must make a written application to the Company. Such application must be filed within sixty (60) days after notice of the denial is received or was due. In addition to requesting a review upon written application, the claimant or his or her authorized agent is entitled to review the Plan under which he or she is claiming benefits and any documents pertinent thereto.

After review of the claim by a quorum of the Board of Directors, excluding the Participant, the Company shall forward its decision to the claimant within sixty (60) days after it receives the application for review. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. If a decision on the review is not furnished within sixty (60) days after the Company receives the application for review, such claim shall be deemed denied on review.

SECTION IV

MISCELLANEOUS

4.1 No Effect on Employment Rights. Nothing contained herein will confer upon Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with Participant without regard to the existence of the Plan. All such employment rights and responsibilities have been made the subject of the Employment Agreement.

4.2 Funding. Neither Participant nor any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and the Participant and any Beneficiary shall have the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder. The Company’s obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future.

4.3 Spendthrift Provision. No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the Plan.

4.4 State Law. The Plan is established under and will be construed according to the laws of the State of Ohio, to the extent that such laws are not preempted by the Employee Retirement Income Security Act of 1974, as amended.

4.5 Notices by Company. All notices, statements, reports and other communications from the Company to Participant, Beneficiary or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed first-class mail, postage prepaid and addressed to Participant, Beneficiary or other person at his or her address last appearing on the records of the Company or when hand delivered to such person.

4.6 Unclaimed Benefit. Participant at all times shall keep the Company informed of his permanent address and the address(es) of his Beneficiary. The Company will have no obligation to determine the location of any person entitled to benefits hereunder. If the location of Participant or Beneficiary is not made known to the Company when a payment under this Plan is due, the Company shall have no further obligation to pay any Retirement Benefit hereunder to such person and any remaining Retirement Benefit shall be irrevocably forfeited.

4.7 Limitation of Liability. Notwithstanding any of the preceding provisions of this Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to the Participant or Beneficiary for any claim, loss, liability or expense incurred in connection with the Plan.

4.8 Successors and Assigns. This Plan shall be binding upon, and inure to the benefit of the respective successors, assigns, heirs and personal representatives of the parties hereto.

4.9 Survival of Covenants. Any and all covenants and representations made in this Plan shall survive the term of this Plan in order to give effect thereto.

4.10 Amendment and Termination. This Plan may not be amended or terminated except in a writing signed by both of the parties hereto.

4.11 Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had been omitted, and the Company shall have the privilege and opportunity to correct and remedy questions of illegality or invalidity by amendment as provided in the Plan.

4.12 Effect of IRS Determination. If any amount set aside on the books and records of the Company, placed in the Company Trust, or invested by the Company to help fund the Plan benefits is found in a “determination” (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986 as amended) to have been includible in gross income by Participant prior to the payment thereof as provided under the Plan, such amount shall be immediately paid to Participant notwithstanding Participant’s election or any other provision of the Plan.

4.13 Taxes and Withholding. All payments of benefits in accordance with the Plan shall be subject to such withholding for taxes and deductions for payroll and other taxes (federal, state or local) as may be due thereon and the determination by the Company as to the amounts withheld from such payments shall be binding upon Participant and his Beneficiary.

4.14 No Rights to Assets Created. The obligations of the Company to make payments of benefits under the Plan shall constitute a liability of the Company, to Participant and his Beneficiary. Such payments shall be made from the general funds of the Company or from the Company Trust if established. The Company shall be required to establish and/or maintain the Company Trust or a special or separate fund or trust or otherwise to segregate assets to assure that such payments shall be made. Notwithstanding the above, neither Participant nor his Beneficiary shall have any interest in any particular asset of the Company or in the Company Trust or any other trust by reason of the Company’s obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and Participant or his Beneficiary.

4.15 Expenses. The expenses of administration of the Plan, including the payment of the fees of the Trustee, if any, shall be paid by the Company.

4.16 Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company or its officers, directors or employees, except as expressly provided for in the Plan.

4.17 Captions. The captions preceding the Articles, Sections and subsections hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions thereof.

4.18 Plan Binding on Parties. The Plan shall be binding upon the Participant and any Beneficiary, and, as the case may be, the heirs, executors, administrators, successors and assigns of each of them. Obligations incurred by the Company shall be binding upon the Company, and shall inure to the benefit of the Participant or his Beneficiary.

4.19 Integration with Employment Agreement. The parties agree that this Plan fulfills the Company’s obligations pursuant to Section 4.01(b) of the Employment Agreement.

4.20 Protective Provisions. Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder and by taking such physical examinations as the Company may deem necessary and taking such other action as may be reasonably requested by the Company.

4.21 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, and all cases where they would so apply.

4.22 Severability. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision were rephrased to the extent necessary to make said term legal or valid if possible, or if not possible, said illegal or invalid provision shall be stricken here from.

SECTION V

DEFINITIONS

For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

5.1 Beneficiary. Beneficiary means the person, persons or entity designated by Participant on the Beneficiary Designation Form or as provided in Section II to receive any benefits payable under the Plan.

5.2 Change in Control. Change in Control at the Company means to the extent provided in the Code and the proposed treasury regulations related thereunder and any subsequent final treasury regulations issued pursuant thereto, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company.

5.3 Deferred Amount. Deferred Amount means the approximate amount of Two Hundred Fifty-Two Thousand Three Hundred Seventy-Two Dollars ($252,372) per year to be credited by the Company during the term of this Plan to the Deferred Benefit Account for the Participant. Each year hereunder, subject to the terms of this Plan, the Deferred Amount shall be credited to the Deferred Benefit Account no later than the close of the taxable year immediately preceding the year the Participant performs or is scheduled to perform services for the Company under the Employment Agreement. The annual Deferred Amounts under this Plan shall commence as of the date hereof, and continue on each December 31 until and including December 31, 2005. The annual Deferred Amounts to be credited to the Deferred Benefit Account for the Participant under the Plan shall be adjusted annually so as to guarantee, subject to the terms of this Plan, a Deferred Benefit, pursuant to Section 5.4 hereof, of One Million Eight Hundred Sixty-Eight Thousand Five Hundred Forty-Three Dollars ($1,868,543) upon an event set forth in Sections 1.1, 1.2 and 1.4.

5.4 Deferral Benefit. Deferral Benefit means the benefit payable to the Participant on the Specified Date, death or termination of employment (as defined in Section 1.4), which amount is equal to One Million Eight Hundred Sixty-Eight Thousand Five Hundred Forty-Three Dollars ($1,868,543). The Deferral Benefit payable to the Participant upon an event set forth in Section 1.3 shall be the amount then credited to the Deferred Benefit Account.

5.5 Deferred Benefit Account. Deferred Benefit Account means the account maintained on the books of account of the Company for Participant with respect to Deferred Amounts. The Participant’s Deferred Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. Upon the Disability of the Participant, the amount then deposited in the Deferred Benefit Account, as opposed to the Deferral Benefit, shall be paid to the Participant pursuant to Section 1.3 hereof.

5.6 Disability. Disability means either of the following events:

(i)	the Participant is unable to engage in any substantial gainful activity for the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or

(ii)	the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under any accident and health plan of the Company.

IN WITNESS WHEREOF, Participant has hereunto set his hand and the Company has caused this Agreement to be executed by its proper officer as of the date hereinafter written.

/s/ Theodore K. Zampetis	Date:1/09/06
Theodore K. Zampetis

“Participant”

SHILOH INDUSTRIES, INC.

/s/ Curtis E. Moll	Date: 12/20/05
Curtis E. Moll, Chairman of the Board

“Company”

EXHIBIT A

THEODORE K. ZAMPETIS

AMENDED AND RESTATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PRIMARY BENEFICIARIES DESIGNATION FORM

The undersigned Participant in the Theodore K. Zampetis Supplemental Executive Retirement Plan (“Plan”), hereby designates the following as beneficiary or beneficiaries to receive, in accordance with the method indicated, any payment to which my beneficiary or beneficiaries may be entitled under the Plan in the event of my death, prior to payout under the Plan. This designation is subject to my right at any time to change such beneficiary or beneficiaries as provided in the Plan.

SHARE OF PAYMENT %
%

Name	Social Security No.

Address	City	State	Zip

%

Name	Social Security No.

Address	City	State	Zip

%

Name	Social Security No.

Address	City	State	Zip

NOTE:	If any primary beneficiary should die before receipt of all Plan benefits, the balance of the Plan benefits will be divided equally among the survivor or survivors of the afore-referenced primary Beneficiaries.

I have designated my beneficiary or beneficiaries and the method of payment to such on the upper half of this form. This Primary Beneficiary Designation shall be applicable to the sums, if any, payable to my beneficiaries under the Plan.

Date:
Theodore K. Zampetis

EXHIBIT B

SHILOH INDUSTRIES, INC.

AMENDED AND RESTATED RABBI TRUST AGREEMENT

This Amended and Restated Trust Agreement (the “Trust Agreement” or sometimes “Trust”) is made effective this 1st day of January, 2005 (although signed at a later date), by and between Shiloh Industries, Inc. (the “Company”) and the undersigned trustee (the “Trustee”).

RECITALS

WHEREAS, Company has adopted the Theodore K. Zampetis Supplemental Executive Retirement Plan effective February 1, 2002, and amended and restated as of the date hereof (“Plan”); and

WHEREAS, the sole participant in the Plan is Theodore K. Zampetis (the “Participant”); and

WHEREAS, Company has incurred and/or expects to incur liability under the terms of such Plan with respect to the Participant participating in such Plan; and

WHEREAS, Company pursuant to the Plan established as of February 1, 2002, a trust (hereinafter called “Trust”) and contributed to the Trust assets that are being held therein, subject to the claims of Company’s creditors in the event of Company’s Insolvency, as herein defined, until paid to the Plan Participant and his beneficiaries in such manner and at such times as specified in the Plan; and

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for purposes of Title I of the Employee Retirement Income Security Act of 1974 as amended; and

WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan; and

WHEREAS, as a result of the American Jobs Creation Act of 2004 (the “Act”), the Company desires to make changes to the Trust so that the Trust complies with Internal Revenue Code 490A, as amended (“Code”); and

WHEREAS, the Company has decided that rather than amend certain sections of the Trust to comply with the Code and the Act, that the entire Trust shall be amended and restated as provided herein so as to comply with the Code and the Act (such amended and restated Trust hereinafter referred to as the “Trust” or the “Trust Agreement”).

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section I

Establishment Of Trust

1.1 Company hereby deposits with Trustee in trust Two Hundred Fifty-Two Thousand Three Hundred Seventy-Two ($252,372), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

1.2 The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change of Control, as defined in the Plan.

1.3 The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

1.4 The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Plan Participant and general creditors of the Company as herein set forth. The Plan Participant and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Plan Participant and his beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of insolvency, as defined in Section 3.1 herein.

1.5 Company may from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee or the Plan Participant or any beneficiary shall have any right to compel such additional deposits.

Section II

Payments to the Plan Participant and His Beneficiaries

2.1 Company shall deliver to Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of the Participant under the Plan (and his beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amount so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Participant of the Plan and his beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

2.2 The entitlement of the Plan Participant or his beneficiaries to benefits under the Plan shall be determined by the Company under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

2.3 Company may make payment of benefits directly to Plan Participant or his beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Participant or his beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company in advance if available principal and/or earnings are not sufficient to make a scheduled payment.

Section III

Trustee Responsibility Regarding Payments to Trust Beneficiary When

Company Is Insolvent

3.1 Trustee shall cease payment of benefits to the Plan Participant and his beneficiaries if the Company is Insolvent. Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

3.2 At all times during the continuance of this Trust the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

(a) The Board of Directors and the Chief Financial Officer of Company shall have the duty to inform Trustee in writing of Company’s Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Plan Participant or his beneficiaries.

(b) Unless Trustee has actual knowledge of Company’s Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency.

(c) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Plan Participant or his beneficiaries and shall hold the assets of the Trust for the benefit of Company’s general creditors. Nothing in this Trust agreement shall in any way diminish any rights of the Plan Participant or his beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

(d) Trustee shall resume the payment of benefits to the Plan Participant or his beneficiaries in accordance with Section II of this Trust Agreement only after Trustee has determined that Company is no longer Insolvent or not Insolvent if an allegation of Insolvency has been raised.

3.3 Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Plan Participant or his beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participant or his beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section IV

Payments to Company

4.1 Except as provided in Section III hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Plan Participant and his beneficiaries pursuant to the terms of the Plan.

Section V

Investment Authority

5.1 In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Plan Participant.

5.2 Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

5.3 Trustee shall have the power to exercise any insurance policy rights with respect to any insurance policy or certificate comprising Trust property hereunder including, without limiting the generality of such authority, the right to convert insurance policies or insurance coverages as may then be available.

5.4 In the administration of each trust estate created hereunder, the Trustee or any Successor Trustee shall have the following powers in addition to powers otherwise conferred upon the Trustee by law or by this Agreement, such powers to be exercised from time to time in the Trustee’s sole discretion and without order of court:

(a) To hold, manage, sell, exchange, convey or transfer the trust property, and to lease or make contracts respecting such property for any term irrespective of the duration of the trust, all at such prices and upon such terms and conditions and in such manner as the Trustee shall determine;

(b) To participate in reorganizations, recapitalizations, consolidations, mergers, exchanges, liquidations and creditors’ and bondholders’ agreements or any similar plan, to consent to such plan and any action thereunder or to any contract, lease, mortgage, purchase, sale or other action by any corporation or other business organization;

(c) To register or hold share certificates, bonds or any other trust property hereunder in the name of the Trustee’s nominee, provided that the Trustee shall be responsible for the acts of the nominee of the Trustee;

(d) To exercise voting rights and issue proxies, which may be discretionary and with power of substitution, in connection with any stock or other securities held hereunder;

(e) To exercise rights and options to purchase shares of stock or other property, to borrow money for such purposes, and to sell or redeem fractional shares of stock or other property;

(f) To make any division or distribution hereunder in cash, in kind or in both, and to make any allocation of assets between trust estates established hereunder without regard to any requirement to effect a proportionate allocation of each asset and without the consent of any beneficiary, provided that any trust property so divided or distributed in kind shall be valued at its fair market value at date of distribution;

(g) To employ and rely upon the advice of brokers, agents, accountants and attorneys, including any such who may be a Trustee hereunder, and including any firm of accountants or attorneys with which the Trustee may be associated or in which the Trustee may be a partner;

(h) To execute deeds, leases, transfers, assignments and any other instruments necessary to carry out the Trustee’s powers hereunder;

(i) To allocate and apportion receipts, gains, losses, disbursements and expenses to and between income and principal as the Trustee, in the Trustee’s sole discretion shall determine, notwithstanding the provisions of Ohio Revised Code Chapter 1340;

(j) To add to principal whenever the Trustee determines it to be convenient any properly undistributed income of any trust estate hereunder.

5.5 The Trustee may employ one or more investment advisors, (including any such investment advisor who may be acting as a Trustee hereunder) to direct or assist the Trustee with respect to the investment and reinvestment of the trust property hereunder. Any such investment advisor shall be a qualified bank or trust company or an investment advisor or investment advisory firm registered under the Investment Advisors Act of 1940. As to any investments or reinvestments made by the Trustee pursuant to the advice or direction of such investment advisor, the Trustee shall be liable only for gross negligence in the selection of the investment advisor. Furthermore, the Trustee may employ one or more custodians to have possession of any property which may comprise any trust estate held hereunder. Such custodian shall be a qualified bank, brokerage firm, or trust company.

Section VI

Disposition of Income

6.1 During the term of this Trust, all income received by the Trust, net of expenses, taxes and payments to the Plan Participant and/or beneficiaries shall be accumulated and reinvested.

Section VII

Accounting by Trustee

7.1 Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made including such specific records as shall be agreed upon in writing between Company and Trustee. Within ninety (90) days following the close of each calendar year and within ninety (90) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section VIII

Responsibility of Trustee

8.1 Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

8.2 If Trustee undertakes or defends any litigation or threatened litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

8.3 Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

8.4 Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

8.5 Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

8.6 However, notwithstanding the provisions of Section 8.5 above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

8.7 Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

8.8 Trustee may make payment of any income or principal otherwise payable to any beneficiary hereunder who is, in the sole judgment of the Trustee, incapable of managing financial affairs on account of illness, age, physical handicap, unavailability or for any other cause, either (i) to the parent or guardian of such beneficiary; (ii) to the person with whom or the institution in which such beneficiary resides; (iii) to the spouse or children of such beneficiary who are legally or in fact dependent upon such beneficiary for their maintenance, health, support and education; (iv) in the case of a beneficiary who has not attained twenty-one (21) years of age, by paying the same directly to such beneficiary or to a statutory custodian for such beneficiary; or (v) by applying the same for the benefit of such beneficiary, and the receipt of such permitted recipient or evidence of the application of such payment for the benefit of such beneficiary shall be a full discharge to the Trustee for such payment.

8.9 Trustee may make payments or distribution of any income or principal payable to any beneficiary hereunder by directly depositing the payment or distribution into an account at any bank or savings institution carried in the beneficiary’s name or jointly with another or others, but only upon receipt of written directions from the beneficiary.

8.10 Trustee may add to principal whenever the Trustee determines it to be convenient any properly undistributed income of any trust estate hereunder.

8.11 The powers conferred upon the Trustee by this Trust Agreement and pursuant to law, singly and as a whole, are exercisable by the Trustee only in a fiduciary capacity. No such power shall be construed or exercised to enable any person to purchase, exchange, or otherwise deal with or dispose of the trust property hereunder for less than an adequate consideration in money or money’s worth or to authorize loans of the trust property except on the basis of an adequate interest charge and with adequate security. No such power shall be construed or exercised to permit any distribution of income or principal to or for the benefit of any beneficiary hereunder which would discharge any legal obligation of any Trustee hereunder or of any person holding a power to remove or replace a Trustee hereunder.

8.12 The Trustee may appoint and remove by written instrument containing such terms and conditions as the Trustee deems appropriate, any person or persons, bank, brokerage firm, or trust company, or combination thereof, as special Trustee to hold all or any part of the trust property which the Trustee determines, in the Trustee’s sole discretion, he or she cannot because of legal limitations on the Trustee’s powers, hold as Trustee hereunder, or which he or she deems inadvisable to hold for any reason. Such special Trustee, except as specifically limited by the appointing instrument, shall have all powers, duties and immunities herein granted to the Trustee with respect to the trust property held by such special Trustee. The Trustee shall not be liable for the neglect, omission or wrongdoing of any such special Trustee, provided that the Trustee shall have exercised reasonable care in the selection of such special Trustee.

8.13 No Trustee shall be prevented from serving in such capacity or prevented from performing any function or exercising any authority hereinbefore conferred upon him or her by reason of the fact that he or she is or may be interested as a director, officer, shareholder or otherwise, in the Company or in one or more of the corporations which shall have issued securities held hereunder or in any corporation acting as Trustee hereunder, even though such interest may be affected thereby.

8.14 No person dealing with the Trustee shall be obligated to inquire into the Trustee’s power or authority or into the validity of any act of the Trustee or be liable for the application of any money paid or loaned to the Trustee in the course of the management of the Trust.

8.15 Until the Trustee receives written notice of any event upon which the right to payments under this Trust may depend, the Trustee shall incur no liability for disbursements made in good faith to persons whose interest may have been affected by that event.

8.16 The Trustee shall not be liable for any action or failure to act with respect to the matters set forth in this Article, unless the Trustee is shown to have acted in bad faith or in gross disregard of his or her duties.

Section IX

Compensation and Expenses of Trustee

9.1 Company shall pay all administrative and Trustee’s fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

Section X

Resignation and Removal of Trustee

10.1 Trustee may resign at any time by written notice to Company, which shall be effective thirty (30) days after receipt of such notice unless Company and Trustee agree otherwise.

10.2 Trustee may be removed by Company on sixty (60) days notice or upon shorter notice accepted by Trustee.

10.3 Upon a Change of Control, as defined in the Plan, Trustee may not be removed by Company for three (3) years except for a breach of this Trust.

10.4 If Trustee resigns or is removed within three (3) years of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11.2 hereof prior to the effective date of Trustee’s resignation or removal.

10.5 Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

10.6 If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section XI hereof, by the effective date of resignation or removal under Section X. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section XI

Appointment of Successor Trustee

11.1 If Trustee resigns in accordance with Section X, Company may appoint any third party, such as a lawyer, certified public accountant, bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

11.2 If Trustee resigns or is removed pursuant to the provisions of Section X and selects a successor Trustee, Trustee may appoint any third party such as a lawyer, certified public accountant, bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

11.3 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections VII and VIII hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section XII

Amendment or Termination

12.1 This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1.2 hereof. Notwithstanding the above, amendments to conform to tax law or to fully carry out and implement the terms of the Plan shall be freely allowed.

12.2 The Trust shall not terminate until the date on which the Plan Participant and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

12.3 Upon written approval of the Plan Participant or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

Section XIII

Miscellaneous

13.1 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

13.2 Benefits payable to the Plan Participant and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

13.3 This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

Section XIV

Effective Date

14.1 The effective date of this amended and restated Trust Agreement shall be January 1, 2005.

IN WITNESS WHEREOF, the undersigned has executed this Trust Agreement consisting of ten (10) pages in multiple counterparts, each of which shall constitute an original effective as of the day and year first above written.

, Trustee

SHILOH INDUSTRIES, INC.

, Chairman of the Board